Exhibit 99.1

List of Subsidiaries that are Debtors

1. Kmart Holding Corporation

2. Kmart Operations LLC

3. Sears Operations LLC

4. Sears, Roebuck and Co.

5. A&E Factory Service, LLC

6. A&E Home Delivery, LLC

7. A&E Lawn & Garden, LLC

8. A&E Signature Service, LLC

9. FBA Holdings Inc.

10. Innovel Solutions, Inc.

11. Kmart Corporation

12. MaxServ, Inc.

13. Private Brands, Ltd.

14. Sears Development Co.

15. Sears Holdings Management Corporation

16. Sears Home Improvement Products, Inc.

17. Sears Protection Company

18. Sears Roebuck Acceptance Corp.

19. Sears, Roebuck de Puerto Rico, Inc.

20. Big Beaver of Florida Development, LLC

21. California Builder Appliances, Inc.

22. Florida Builder Appliances, Inc.

23. KBL Holding Inc.

24. KLC, Inc.

25. Kmart of Michigan, Inc.

26. Kmart of Washington LLC

27. Kmart Stores of Illinois LLC

28. Kmart Stores of Texas LLC

29. MyGofer LLC

30. Sears Brands Business Unit Corporation

31. Sears Protection Company (Florida), L.L.C.

32. SHC Desert Springs, LLC

33. SOE, Inc.

34. StarWest, LLC

35. STI Merchandising, Inc.

36. Troy Coolidge No. 13, LLC

37. BlueLight.com, Inc.

38. Sears Brands, L.L.C.

39. Sears Buying Services, Inc.

40. Kmart.com LLC

41. Sears Brands Management Corporation

42. ServiceLive Inc.

43. Sears Home & Business Franchises, Inc.

44. Sears Holdings Publishing Company, LLC.

45. Sears Procurement Services, Inc.

46. Sears Protection Company (PR) Inc.

47. SYW Relay LLC

48. Sears Insurance Services, L.L.C.

49. Wally Labs LLC